Exhibit 99.1

CLEAR CHANNEL OUTDOOR HOLDINGS, INC. REPORTS

RESULTS FOR 2020 FIRST QUARTER

San Antonio, TX, May 6, 2020 – Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) (“the Company”) today reported financial results for the quarter ended March 31, 2020.

“Like so many businesses across the world, we have found ourselves operating in an unprecedented environment, and our Q1 earnings were significantly impacted by the COVID-19 pandemic,” said William Eccleshare, Worldwide Chief Executive Officer of Clear Channel Outdoor Holdings, Inc. “Whilst we can’t predict the full economic consequences of this global issue, our priority as a business remains the same as it always has been: to take care of our people and our customers and protect our business for the long-term.

“A robust strategy has been deployed across our markets to increase liquidity, preserve our financial flexibility and support the continuity of our platform and operations, including significant cost savings initiatives. We believe these decisive actions will help mitigate the impact of COVID-19, but we expect our Q2 revenues and Adjusted EBITDA will still be affected.

“A key pillar of our business strategy is to explore opportunistic transactions that help strengthen our balance sheet. Following a strategic review of our investment in China, in April we tendered our 51 percent stake in the Clear Media business to a consortium called Ever Harmonic for approximately $253 million, and expect to receive net proceeds of approximately $220 million. This significant cash injection is expected to further improve our liquidity position and increase our financial flexibility.

“We believe the Clear Media deal will show that in spite of current market conditions, the out-of-home sector and our distinct media offer remains powerful. Q1 saw another strong performance from our Americas segment, with top-line revenue growth of 8.5% and Segment Adjusted EBITDA up an exceptional 18.5%. Our continued investment in our digital strategy has unlocked growth in key cities across the world. Whilst brand communications strategies are being reshaped, in this time of critical need our media inventory has facilitated messages of support to hospitals, first responders, delivery professionals and food service workers and has been used by local governments to encourage people to stay at home.

“As we move forward, we’re confident that our focus and execution of our digital transformation plan will position us to continue to grow out-of-home’s share of total media spend and drive sustainable, profitable long-term value for our shareholders. I’d like to reiterate my thanks to our global workforce for their remarkable resilience, flexibility and teamwork. Their support is critical to ensure we emerge in the best possible position to help our clients and communities navigate the future.”

Financial Highlights:

Financial highlights for the first quarter of 2020, as compared to the same period of 2019:

Americas:

•	Revenue up 8.5% year-over-year to $295.8 million.

•	Segment Adjusted EBITDA[1] up 18.5% year-over-year to $108.0 million.

Europe & Other:

•	Revenue down 18.9% year-over-year to $255.0 million.

•	Segment Adjusted EBITDA[1] down $57.0 million year-over-year to $(29.3) million.

•	Revenue, excluding movements in foreign exchange rates (“FX”), down 16.1% year-over-year to $263.8 million.

•	Segment Adjusted EBITDA[1], excluding movements in FX, down $57.8 million year-over-year to $(30.1) million.

[1]	See “Supplemental Disclosure Regarding Non-GAAP Financial Information and Segment Adjusted EBITDA” section herein for an explanation of this financial measure.

COVID-19 Update:

The COVID-19 pandemic has resulted in unprecedented worldwide lock-downs, a significant reduction in time spent out-of-home by consumers, reductions in consumer spending, anticipated large declines in GDP and volatile economic conditions, and business disruptions across markets globally. We anticipate significant adverse effects on our results of operations throughout our business during the second quarter as more customers defer advertising buying decisions and reduce marketing spend. In particular:

•	Shelter in place protocols have limited the behavior and movement of consumers and target audiences, making it difficult to predict and plan advertising campaigns.

•	We are receiving an unprecedented level of requests to defer or cancel current contracts as customers seek to conserve cash.

•

Our customers are deferring buying decisions and reducing their marketing spend. Since the onset of the crisis in March, we have been experiencing a sharp decline in bookings, particularly in our European businesses.

We are closely monitoring the spread of COVID-19 and its impact on our global business, and we have taken and will continue to take steps to ensure the continuity of our platform and operations to serve our customers, as local conditions permit.

As a result of these unprecedented challenges, we have taken measures to increase our liquidity and preserve our financial flexibility, including aggressive cost cutting initiatives, including:

•	Negotiations with landlords to align fixed site lease expenses with revenue during the economic downturn;

•	Savings from lower variable compensation expense, temporary salary reductions, reduced hours for hourly employees, hiring freezes and furloughs;

•	Reducing discretionary expenses;

•	Deferring discretionary capital expenditures; and

•	Exploring options to defer our committed capital expenditures.

Our goal is to achieve operating cost savings in excess of $100 million and capital expenditure savings in excess of $25 million during the second quarter of 2020.

We are seeking to optimize cost savings to align with expected substantial decreases in revenues as circumstances continue to evolve in this challenging environment. These anticipated cost savings assume the current economic conditions persist and marketing spend does not resume in the second quarter.

In addition, we made a cautionary draw of $150 million under our Senior Credit Facility.

The first lien net leverage ratio related to our Senior Credit Facility’s springing financial covenant was 5.37x as of March 31, 2020, below the 7.6x requirement. We expect the ratio to increase during the second quarter of 2020 due to the impacts of COVID-19 and the exclusion of results from Clear Media. Consequently, the Company is actively considering options with respect to additional liquidity measures and/or covenant flexibility.

We believe that these initiatives, as well as the net proceeds from the sale of Clear Media and cash on hand, will provide us with the liquidity and financial flexibility to enable us to meet our working capital, capital expenditure, debt service, and other funding requirements for the next 12 months. No assurance can be given, however, that these initiatives will be successful or will achieve the anticipated cost savings in the time frame expected or at all. See “Cautionary Statement Concerning Forward-Looking Statements.”

Results:

Revenue:

(In thousands)	Three Months Ended March 31,		% Change
	2020	2019
Revenue:
Americas	$295,787	$272,722	8.5%
Europe	211,690	243,895	(13.2)%
Other	43,332	70,499	(38.5)%

Consolidated Revenue	$550,809	$587,116	(6.2)%

Revenue excluding movements in FX1:
Americas	$295,786	$272,722	8.5%
Europe	218,004	243,895	(10.6)%
Other	45,833	70,499	(35.0)%

Consolidated Revenue excluding movements in FX	$559,623	$587,116	(4.7)%

[1]	See “Supplemental Disclosure Regarding Non-GAAP Financial Information and Segment Adjusted EBITDA” section herein for explanations of these financial measures.

Americas: Revenue up 8.5%:

•	Digital revenue up 20.2% to $98.8 million; digital revenue from billboards & street furniture up 18.2% to $69.9 million

•	Combination of organic growth and the deployment of new digital displays

•	Revenue from print billboards and digital airport displays up

•	National sales up 9.3%; local sales up 8.0%

Europe: Revenue down 13.2%; excluding movements in FX, down 10.6%

•	Revenue adversely affected by COVID-19, particularly in France, Spain, Italy and Switzerland

•	Lower revenue in Spain and Switzerland due to non-renewal of contracts

•	Partially offset by new contract in France and higher revenue from digital display expansion in the United Kingdom (“U.K.”)

•	Total digital revenue up 0.3% to $64.2 million; total digital revenue, excluding movements in FX, up 3.4% to $66.2 million

Other: Revenue down 38.5%; excluding movements in FX, down 35.0%

•	Revenue adversely affected by COVID-19, particularly in China

Direct Operating and SG&A Expenses:

(In thousands)	Three Months Ended March 31,		% Change
	2020	2019
Direct operating & SG&A expenses[1]:
Americas	$188,552	$182,155	3.5%
Europe	226,727	229,111	(1.0)%
Other	58,694	59,527	(1.4)%

Consolidated Direct operating & SG&A expenses[2]	$473,973	$470,793	0.7%

Direct operating & SG&A expenses excluding movements in FX3:
Americas	$188,552	$182,155	3.5%
Europe	233,292	229,111	1.8%
Other	61,819	59,527	3.9%

Consolidated Direct operating & SG&A expenses excluding movements in FX	$483,663	$470,793	2.7%

[1]

Direct operating and SG&A expenses as included throughout this earnings release refers to the sum of direct operating expenses (excluding depreciation and amortization) and selling, general and administrative expenses (excluding depreciation and amortization).

[2]	Restructuring and other costs included within Direct operating and SG&A expenses were $1.8 million and $2.5 million during the three months ended March 31, 2020 and 2019, respectively.
[3]	See “Supplemental Disclosure Regarding Non-GAAP Financial Information and Segment Adjusted EBITDA” section herein for explanations of these financial measures.

Americas: Direct operating and SG&A expenses up 3.5%:

•	Higher site lease expenses related to higher revenue

•	Higher bad debt expense and employee sales commissions, partially offset by lower bonus accrual

Europe: Direct operating and SG&A expenses down 1.0%; excluding movements in FX, up 1.8%

•	Higher fixed site lease expense in France; higher variable expenses in the U.K. related to higher revenue

•	Partially offset by lower expenses related to the non-renewal of contracts in Spain and Switzerland

Other: Direct operating and SG&A expenses down 1.4%; excluding movements in FX, up 3.9%

Corporate Expenses:

(In thousands)	Three Months Ended March 31,		% Change
	2020	2019
Corporate expenses[1]	$36,338	$28,614	27.0%
Corporate expenses excluding movements in FX2	$36,652	$28,614	28.1%

[1]	Restructuring and other costs included within corporate expenses were $5.2 million and $3.4 million during the three months ended March 31, 2020 and 2019, respectively.
[2]	See “Supplemental Disclosure Regarding Non-GAAP Financial Information and Segment Adjusted EBITDA” section herein for an explanation of this financial measure.

Corporate expenses up 27.0%; excluding movements in FX, up 28.1%

•	Incremental stand-alone costs associated with the build-out of new corporate functions after the Separation

•	Severance costs associated with cost-savings initiatives

Net Loss:

Consolidated net loss was $289.2 million and $169.6 million during the three months ended March 31, 2020 and 2019, respectively. Impairment charges on indefinite-lived permits of $123.1 million were recognized in the first quarter of 2020, driven by reductions in projected cash flows related to the expected negative impacts from COVID-19 and an increased discount rate.

Adjusted EBITDA1:

(In thousands)	Three Months Ended March 31,		% Change
	2020	2019
Segment Adjusted EBITDA[1]:
Americas	$107,958	$91,129	18.5%
Europe	(14,111)	16,481	(185.6)%
Other	(15,187)	11,220	(235.4)%

Total Segment Adjusted EBITDA	78,660	118,830	(33.8)%
Adjusted Corporate expenses[1]	(27,369)	(23,358)	17.2%

Adjusted EBITDA[1]	$51,291	$95,472	(46.3)%

Segment Adjusted EBITDA excluding movements in FX1:
Americas	$107,957	$91,129	18.5%
Europe	(14,329)	16,481	(186.9)%
Other	(15,804)	11,220	(240.9)%

Total Segment Adjusted EBITDA	77,824	118,830	(34.5)%
Adjusted Corporate expenses excluding movements in FX1	(27,558)	(23,358)	18.0%

Adjusted EBITDA excluding movements in FX1	$50,266	$95,472	(47.4)%

[1]	See “Supplemental Disclosure Regarding Non-GAAP Financial Information and Segment Adjusted EBITDA” section herein for explanations of these financial measures.

Capital Expenditures:

(In thousands)	Three Months Ended March 31,		% Change
	2020	2019
Capital expenditures:
Americas	$15,817	$11,408	38.6%
Europe	10,095	11,934	(15.4)%
Other	6,342	2,885	119.8%
Corporate	3,640	1,946	87.1%

Consolidated Capital expenditures	$35,894	$28,173	27.4%

Operating Highlights:

Americas:

•

Americas markets deployed 19 new digital billboards in the first quarter, for a total of more than 1,400 digital billboards at March 31, 2020. Our Americas business had more than 1,900 digital billboards and street furniture displays at March 31, 2020.

•	Clear Channel Airports (“CCA”) was awarded a new 10-year deal with Baltimore Washington International Airport as part of a competitive bidding process.

•

CCA renewed its contract with Signature Flight Support with a new 5-year deal to be the exclusive partner in 140 private aviation terminals in North America and the Caribbean. CCA’s new media programs will provide leading global brand partners with exclusive foundation sponsorships and experiential advertising opportunities, including new custom digital networks of LCD and LED screens across the top 20-25 private aviation terminals around the country.

•

CCO RADAR, our suite of audience planning, amplification and measurement solutions, has remained a vital tool as consumer movement slowed beginning at the end of March. CCO RADAR has enabled certain brands to effectively plan and measure their out-of-home campaigns against specific audience segments, and in particular, for those businesses experiencing not only sustained activity but also an increase in overall visitations.

Europe:

•	European markets added 208 new digital displays in the first quarter, for a total of more than 15,000 digital displays at March 31, 2020.

•

Clear Channel U.K. celebrated the installation of its 100th ‘Billboard Live’ digital screen, as the business continues to expand its digital 48 sheet network across the U.K. The 100th screen was installed in the city of Manchester, with new screens also now in London, Glasgow, Liverpool and Birmingham, with more to follow.

•

Clear Channel Switzerland has extended its presence in the city of Locarno following the award of a contract which will enable it to operate all outdoor advertising in the city, effectively tripling the size of its current poster network. The portfolio will include a total of 250 advertising spaces in the important commercial hub and tourist resort, expanding Clear Channel Switzerland’s national presence.

•

Clear Channel Spain continues to expand its national digital portfolio, adding new screens to its networks in the cities of Valencia (10 screens), Vitoria (4 screens) and Bilbao (6 screens), giving advertisers greater flexibility and targeting ability. Clear Channel Spain now has 396 digital screens across 7 key cities nationally (Barcelona, Madrid, Seville, Málaga, Valencia, Bilbao and Vitoria).

•

Clear Channel Belgium renewed its contract with the city of Namur to operate its street furniture network of 270 passenger shelters (400 ad panels) located on the most popular and frequented transit routes across the city for 15 years. This represents an expansion of Clear Channel’s network in the south of the country.

•

Clear Channel Sweden reactivated its multi-award winning campaign, “The Out of Home Project,” which uses digital out-of-home (“DOOH”) screens to direct Stockholm’s homeless people to their nearest emergency shelter when temperatures drop below minus 7 degrees Celsius, and has built in additional real-time functionality to attract volunteers to the shelters.

Other:

•	Other markets had more than 900 digital displays at March 31, 2020.

COVID-19 Campaigns:

•

Clear Channel Outdoor Americas (“CCOA”) has lent its platforms to amplify public safety messages in collaboration with the Ad Council, White House, HHS and CDC. CCOA created new out-of-home content for the #AloneTogether social distancing campaign and is featuring it on digital billboards across its entire DOOH network.

•	CCOA partnered with other leading digital and media platforms to amplify the public awareness campaign, “Stay Home. Save Lives.” in California on its digital and print billboards.

•	Clear Channel Sweden created digital outdoor guides that allow citizens to share their tips for their favorite restaurants, shops, cafés, hairdressers, etc. in the cities of Stockholm and Malmö.

•	Clear Channel Belgium created the #staysafe campaign, running across all DOOH screens nationally.

•	Clear Channel Switzerland created the #attentionhelps campaign, showcasing messages of thanks and safety awareness on both DOOH screens and print displays.

Liquidity and Financial Position:

Cash and Cash Equivalents:

As of March 31, 2020, we had $371.8 million of cash on our balance sheet, including $68.8 million of cash held outside the U.S.

(In thousands)	Three Months Ended March 31,
2020
Net cash used for operating activities	$(98,621)
Net cash used for investing activities	(35,944)
Net cash provided by financing activities	144,600
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(8,691)

Net increase in cash, cash equivalents and restricted cash	$1,344

Cash paid for interest on debt	$145,938
Cash paid for income taxes, net of refunds	$8,257

During May 2020, we expect to receive net cash proceeds of approximately $220 million from the sale of our stake in Clear Media Limited (“Clear Media”), our indirect, non-wholly owned subsidiary based in China.

Debt:

On March 24, 2020, we made a draw of $150.0 million under our Revolving Credit Facility, which matures in August 2024.

During the three months ended March 31, 2020, we made a principal payment of $5.0 million on the Term Loan Facility. Principal payments on the Term Loan Facility are due quarterly. Our next material debt maturity is in 2024 when the $1.9 billion 9.25% Senior Notes due 2024 issued by Clear Channel Worldwide Holdings, Inc. are due.

We anticipate having approximately $174.5 million of cash interest payment obligations throughout the remainder of 2020 and $331.8 million of cash interest payment obligations in 2021.

Refer to Table 3 in this press release for additional detail regarding the outstanding debt balance.

TABLE 1 - Financial Highlights of Clear Channel Outdoor Holdings, Inc. and Subsidiaries:

(In thousands)	Three Months Ended March 31,
	2020	2019
Revenue	$550,809	$587,116
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	350,269	347,827
Selling, general and administrative expenses (excludes depreciation and amortization)	123,704	122,966
Corporate expenses (excludes depreciation and amortization)	36,338	28,614
Depreciation and amortization	75,753	75,076
Impairment charges	123,137	—
Other operating expense, net	(6,021)	(3,522)

Operating income (loss)	(164,413)	9,111
Interest expense, net	90,142	114,863
Loss on extinguishment of debt	—	(5,474)
Other expense, net	(18,889)	(565)

Loss before income taxes	(273,444)	(111,791)
Income tax expense	(15,779)	(57,763)

Consolidated net loss	(289,223)	(169,554)
Less amount attributable to noncontrolling interest	(11,732)	(5,387)

Net loss attributable to the Company	$(277,491)	$(164,167)

Weighted Average Shares Outstanding

(In thousands)	Three Months Ended March 31,
	2020	2019
Weighted average common shares outstanding – Basic and Diluted	463,465	362,039

TABLE 2 - Selected Balance Sheet Information:

(In thousands)	March 31, 2020	December 31, 2019
Cash and cash equivalents	$371,769	$398,858
Total current assets	1,649,577	1,201,891
Net property, plant and equipment	948,778	1,211,154
Total assets	6,124,410	6,393,288
Current liabilities (excluding current portion of long-term debt)	1,291,719	1,160,230
Long-term debt (including current portion of long-term debt)	5,230,930	5,084,018
Mandatorily-redeemable preferred stock[1]	46,421	44,912
Stockholders’ deficit	(2,363,543)	(2,054,706)

[1]	As of March 31, 2020, the liquidation preference of the Preferred Stock was approximately $47.6 million.

TABLE 3 - Total Debt:

(In thousands)	March 31, 2020	December 31, 2019
Debt:
Term Loan Facility	$1,990,000	$1,995,000
Revolving Credit Facility[1]	150,000	—
Receivables-Based Credit Facility[1]	—	—
Clear Channel Outdoor Holdings 5.125% Senior Secured Notes Due 2027	1,250,000	1,250,000
Clear Channel Worldwide Holdings 9.25% Senior Notes Due 2024	1,901,525	1,901,525
Other debt	4,091	4,161
Original issue discount	(9,250)	(9,561)
Long-term debt fees	(55,436)	(57,107)

Total debt[2]	5,230,930	5,084,018
Less: Cash and cash equivalents[3]	(402,638)	(398,858)

Net debt	$4,828,292	$4,685,160

[1]

The Company had $20.2 million of letters of credit outstanding and $4.8 million of excess availability under the Revolving Credit Facility and $50.6 million of letters of credit outstanding and $74.4 million of excess availability under the Receivables-Based Credit Facility. Access to availability under the Company’s credit facilities is limited by the covenants relating to incurrence of secured indebtedness in the CCWH Senior Notes Indenture.

[2]	The current portion of long-term debt was $20.3 million and $20.3 million as of March 31, 2020 and December 31, 2019, respectively.
[3]	Includes cash and cash equivalents of Clear Media, which are held for sale on the Consolidated Balance Sheet at March 31, 2020.

Supplemental Disclosure Regarding Non-GAAP Financial Information and Segment Adjusted EBITDA:

A significant portion of the Company’s advertising operations is conducted in foreign markets, principally Europe and China, and management reviews the results from its foreign operations on a constant dollar basis. The Company presents the non-GAAP financial measures of revenue excluding movements in FX, direct operating and SG&A expenses excluding movements in FX, corporate expenses excluding movements in FX, and Adjusted EBITDA (as defined below) excluding movements in FX because management believes that viewing certain financial results without the impact of fluctuations in foreign currency rates facilitates period-to-period comparisons of business performance and provides useful information to investors. These non-GAAP financial measures, which exclude the effects of foreign exchange rates, are calculated by converting the current period’s amounts in local currency to U.S. dollars using average foreign exchange rates for the comparable prior period.

The Company presents Adjusted EBITDA because the Company believes Adjusted EBITDA helps investors better understand the Company’s operating performance as compared to other outdoor advertisers and is widely used in practice. The Company defines Adjusted EBITDA as consolidated net loss, plus: income tax expense (benefit); all non-operating expenses (income), including other expense (income), net, loss on extinguishment of debt, and interest expense, net; other operating expense (income), net; impairment charges; depreciation and amortization; non-cash compensation expenses included within corporate expenses; and restructuring and other costs included within operating expenses. Restructuring and other costs include costs associated with cost savings initiatives such as severance, consulting and termination costs, and other special costs. The Company uses Adjusted EBITDA as one of the primary measures for planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. The Company believes Adjusted EBITDA is useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management and helps improve investors’ ability to understand the Company’s operating performance, making it easier to compare the Company’s results with other companies that have different capital structures or tax rates. In addition, the Company believes Adjusted EBITDA is among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry. As part of the calculation of Adjusted EBITDA, the Company also presents the non-GAAP financial measure of Adjusted Corporate expenses, which the Company defines as corporate expenses excluding restructuring and other costs and non-cash compensation expense.

Since these non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, the most directly comparable GAAP financial measures as an indicator of operating performance or, in the case of Adjusted EBITDA, the Company’s ability to fund its cash needs. In addition, Adjusted EBITDA may not be comparable to similarly titled measures employed by other companies. Users of this non-GAAP financial information should consider the types of events and transactions that are excluded.

As required by the SEC rules, the Company provides reconciliations below to the most directly comparable measures reported under GAAP, including (i) consolidated net loss to Adjusted EBITDA and (ii) corporate expenses to Adjusted Corporate expenses.

Reconciliation of Consolidated Net Loss to Adjusted EBITDA

	Three Months Ended March 31,
(in thousands)	2020	2019
Consolidated net loss	$(289,223)	$(169,554)
Adjustments:
Income tax expense	15,779	57,763
Other expense, net	18,889	565
Loss on extinguishment of debt	—	5,474
Interest expense, net	90,142	114,863
Other operating expense, net	6,021	3,522
Impairment charges	123,137	—
Depreciation & amortization	75,753	75,076
Share-based compensation	3,777	1,834
Restructuring and other costs	7,016	5,929

Adjusted EBITDA	$51,291	$95,472

Reconciliation of Corporate Expenses to Adjusted Corporate Expenses

	Three Months Ended March 31,
(in thousands)	2020	2019
Corporate expenses	$(36,338)	$(28,614)
Restructuring and other costs	5,192	3,422
Share-based compensation	3,777	1,834

Adjusted Corporate expenses	$(27,369)	$(23,358)

Segment Adjusted EBITDA

The Company changed its presentation of segment information during the first quarter of 2020 to reflect changes in the way the business is managed. Effective January 1, 2020, the Company has two reportable segments – Americas and Europe. The Company’s remaining operating segments in China and Latin America, which do not meet the quantitative thresholds to qualify as reportable segments, are disclosed as “Other.”

Additionally, beginning in 2020, Segment Adjusted EBITDA is the profitability metric reported to the Company’s chief operating decision maker for purposes of making decisions about allocation of resources to, and assessing performance of, each reportable segment. Segment Adjusted EBITDA is a GAAP financial measure that is calculated as Revenue less Direct operating expenses and SG&A expenses, excluding restructuring and other costs. Restructuring and other costs include costs associated with cost savings initiatives such as severance, consulting and termination costs, and other special costs.

The Company has restated the segment information for prior periods to conform to the 2020 presentation.

Conference Call

The Company will host a conference call to discuss results on May 6, 2020 at 8:30 a.m. Eastern Time. The conference call number is 877-665-6356 (U.S. callers) and 270-215-9897 (International callers), and the access code for both is 9251754. A live audio webcast of the conference call will also be available on the events section of the Clear Channel Outdoor Holdings, Inc. website (investor.clearchannel.com). After the live conference call, a replay of the webcast will be available for a period of 30 days on the recent events section of the Clear Channel Outdoor Holdings, Inc. website.

About Clear Channel Outdoor Holdings, Inc.

Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) is one of the world’s largest outdoor advertising companies with a diverse portfolio of approximately 570,000 print and digital displays in 32 countries across Asia, Europe, Latin America and North America, reaching millions of people monthly. A growing digital platform includes more than 16,000 digital displays in international markets and more than 1,900 digital displays (excluding airports), including more than 1,400 digital billboards, in the U.S.

Comprised of two business divisions – Clear Channel Outdoor Americas (CCOA), the U.S. and Caribbean business division, and Clear Channel International (CCI), covering markets in Asia, Europe and Latin America – CCO employs approximately 5,900 people globally. More information is available at investor.clearchannel.com, clearchanneloutdoor.com and clearchannelinternational.com.

For further information, please contact:

Investors:

Eileen McLaughlin

Vice President - Investor Relations

(646) 355-2399

InvestorRelations@clearchannel.com

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Clear Channel Outdoor Holdings, Inc. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances, such as statements about our guidance and outlook, our business plans, our strategies, our expectations about certain markets, our costs savings initiatives and our liquidity are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: the magnitude of the impact of the COVID-19 pandemic on our operations and on general economic conditions; weak or uncertain global economic conditions and their impact on the level of expenditures on advertising; our ability to service our debt obligations and to fund our operations and capital expenditures; industry conditions, including competition; our ability to obtain key municipal concessions for our street furniture and transit products; fluctuations in operating costs; technological changes and innovations; shifts in population and other demographics; other general economic and political conditions in the U.S. and in other countries in which we currently do business, including those resulting from recessions, political events and acts or threats of terrorism or military conflicts; changes in labor conditions and management; the impact of future dispositions, acquisitions and other strategic transactions; legislative or regulatory requirements; regulations and consumer concerns regarding privacy and data protection; a breach of our information security measures; restrictions on outdoor advertising of certain products; fluctuations in exchange rates and currency values; risks of doing business in foreign countries; the impact of coronavirus on our operations; third-party claims of intellectual property infringement, misappropriation or other violation against us; the risk that the Separation could result in significant tax liability or other unfavorable tax consequences to us and impair our ability to utilize our federal income tax net operating loss carryforwards in future years; the risk that we may be more susceptible to adverse events following the Separation; the risk that we may be unable to replace the services iHeartCommunications provided us in a timely manner or on comparable terms; our dependence on our management team and other key individuals; the risk that indemnities from iHeartMedia will not be sufficient to insure us against the full amount of certain liabilities; volatility of our stock price; the impact of our substantial indebtedness, including the effect of our leverage on our financial position and earnings; the ability of our subsidiaries to dividend or distribute funds to us in order for us to repay our debts; the restrictions contained in the agreements governing our indebtedness and our Preferred Stock limiting our flexibility in operating our business; the effect of analyst or credit ratings downgrades; our ability to regain compliance with the continued listing criteria of the New York Stock Exchange and continue to comply with other applicable listing standards within the available cure period; and certain other factors set forth in our other filings with the SEC. This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative and is not intended to be exhaustive.

This press release includes forward-looking statements about our expected cost savings as a result of measures taken in response to the COVID-19 pandemic and their impact on our liquidity. We may cease these cost savings initiatives or modify them at any time in response to changes in economic conditions or other factors, and we may incur unanticipated costs that offset our anticipated cost savings as we navigate the challenges of the current environment. Additional factors may emerge as a result of the COVID-19 pandemic that could cause these expectations to change. To add to the uncertainty, it is unclear when an economic recovery could start and what a recovery will look like after this unprecedented shutdown of the economy. In light of the rapidly-evolving impact of the COVID-19 pandemic, the magnitude and duration of its impact on our cost savings initiatives, our results of operations and our overall liquidity position will not be known until future periods.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Other key risks are described in the section entitled “Item 1A. Risk Factors” of the Company’s reports filed with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. Except as otherwise stated in this press release, the Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.